UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 15, 2012

AmeriGas Partners, L.P.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13692	23-2787918
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

460 No. Gulph Road, King of Prussia, Pennsylvania		19406
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(610) 337-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) As previously announced, William J. Stanczak will retire as Controller and Chief Accounting Officer of AmeriGas Propane, Inc. (the "General Partner"), the general partner of AmeriGas Partners, L.P. ("AmeriGas Partners"). The effective date of Mr. Stanczak's retirement will be February 15, 2013.

(c) On November 15, 2012, the Board of Directors of the General Partner elected Robert J. Cane, age 47, to serve as Controller and Chief Accounting Officer of the General Partner, effective February 16, 2013. Mr. Cane joined the General Partner in 2004 as Director of Accounting and Financial Control. He has served in various roles for the General Partner, including Director of Corporate Development (2007-2011), Director of Integration Management Office (2011-2012) and Director of Field Service Initiative (September of 2012 through present). Previously, Mr. Cane served as Corporate Controller at ImageMax, Inc., a provider of outsourced document management solutions, a position in which he served from 2002 to 2004. Mr. Cane is a Certified Public Accountant and a Certified Management Accountant. Mr. Cane's compensation arrangements have not yet been determined.

(d) As previously announced, Lon R. Greenberg will retire in the spring of 2013 as Chief Executive Officer of UGI Corporation, the parent of the General Partner. In connection with his retirement as Chief Executive Officer of UGI Corporation, Mr. Greenberg will cease to serve as the executive Chairman of the Board of Directors of the General Partner. Upon his retirement, Mr. Greenberg will serve as the Non-Executive Chairman of the General Partner's Board of Directors. In consideration for Mr. Greenberg’s service as Non-Executive Chairman, the General Partner's Board of Directors approved an annual retainer of $200,000, which will be pro-rated for the number of months Mr. Greenberg serves as Non-Executive Chairman during Fiscal 2013. Mr. Greenberg will not receive any equity compensation for his service as Non-Executive Chairman.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmeriGas Partners, L.P.

November 21, 2012	By:	Monica M. Gaudiosi

Name: Monica M. Gaudiosi
Title: Vice President and Secretary of AmeriGas Propane, Inc., the general partner of AmeriGas Partners, L.P.